                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                            ----------------------

Date of Report (Date of Earliest Event Reported):  NOVEMBER 18, 1996



CALCOMP TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)


   DELAWARE                              0-16071            06-0888312
   (State or Other Jurisdiction        (Commission        (IRS Employer
   of Incorporation)                   File Number)     Identification No.)


    2411 WEST LA PALMA AVENUE, ANAHEIM, CA                     92803
   (Address of Principal Executive Offices)                 (Zip Code)


Registrant's Telephone Number, including Area Code:  (714) 821-2000


NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS

     On November 18, 1996, the Registrant acquired all of the outstanding stock of Topaz Technologies, Inc., a California corporation ("Topaz"), a developer and manufacturer of a proprietary ink jet printing technology which the Registrant expects to use to introduce a new line of large format digital imaging products next year. Each of the three former shareholders (the "Shareholders") of Topaz was issued 500,000 shares of the Registrant's Common Stock and $250,000 in cash for their shares for aggregate consideration of 1,500,000 shares of the Registrant's Common Stock and $750,000 in cash. In addition, each of the three Shareholders entered into employment agreements with the Registrant.

     Also on November 18, 1996, the Registrant announced that it will take a one-time restructuring charge of approximately $7 million in the fourth quarter, ending December 29, 1996. The restructuring charge will cover a write down of the company's facilities, along with severance costs related to the elimination of approximately 235 positions worldwide.

     See also the Press Release of Registrant attached hereto as Exhibit 99.1 and the Agreement and Plan of Merger attached hereto as Exhibit 99.2.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  EXHIBITS
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
Exhibit No.    Description of Exhibit
-----------    ----------------------
99.1           Press Release dated November 18, 1996 issued by Registrant

99.2           Agreement and Plan of Reorganization entered into as of November
               18, 1996, by and among CalComp Technology, Inc., CalComp
               Acquisition Sub, Inc., Topaz Technologies, Inc., Andreas Bibl,
               Deane Gardner, and John Higginson

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

                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 18, 1996                  CALCOMP TECHNOLOGY, INC.


                                           By:
                                               -------------------------
                                                John J. Millerick
                                                Chief Financial Officer

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

                                 EXHIBIT INDEX

Exhibit No.    Description of Exhibit
-----------    ----------------------
99.1           Press Release dated November 18, 1996 issued by Registrant

99.2           Agreement and Plan of Reorganization entered into as of November
               18, 1996, by and among CalComp Technology, Inc., CalComp
               Acquisition Sub, Inc., Topaz Technologies, Inc., Andreas Bibl,
               Deane Gardner, and John Higginson

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